EXHIBIT 99.1

Codorus Valley Bancorp, Inc.

Reports Second Quarter Earnings for 2012

FOR IMMEDIATE RELEASE -- York, Pennsylvania (July 18, 2012) -- Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), the parent company of PeoplesBank, A Codorus Valley Company, today announced net income available to common shareholders (earnings) of $2,708,000 or $0.64 per share basic, $0.63 per share diluted, for the quarter ended June 30, 2012, compared to the $1,626,000 or $0.39 per share, basic and diluted, for the quarter ended June 30, 2011. For the first six months of 2012, net income available to common shareholders was $4,810,000 or $1.14 per share basic, $1.13 per share diluted, compared to $2,892,000 or $0.70 per share basic, $0.69 per share diluted.

The increase in earnings for both periods was due primarily to an increase in net interest income, which resulted from an increase in the average volume of earning assets, principally commercial loans, and a decrease in funding costs. The decrease in funding costs resulted from a larger proportion of low cost core deposits to total deposits and lower rates generally paid on all deposit products, which reflected unusually low market interest rates. A decrease in the provision for loan losses, due to the adequacy of the allowance for loan losses and improving credit quality, also contributed to the increase in earnings for both periods.

On June 30, 2012, total assets were approximately $1,045,000,000, representing a $68,000,000 or 7 percent increase above June 30, 2011. Compared to one year ago, asset growth occurred primarily in the commercial loan portfolio and was funded primarily by an increase in core deposits. Additional financial information, which is unaudited, is provided in the Financial Highlights section of this Earnings Release.

President and CEO Larry J. Miller commented, “We are pleased with the company’s financial performance so far this year. Second quarter earnings totaled $2.7 million and were our highest ever. The improvement in earnings enabled the company to increase the quarterly cash dividend. The Board of Directors recently declared a $0.11 per common share cash dividend payable on August 14, which is $0.02 or 22 percent more than the previous cash dividend paid in May.”

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, a Codorus Valley Company, comprised currently of eighteen financial centers located throughout York County, Pennsylvania and in Hunt Valley, Bel Air and Westminster, Maryland. In addition to a full range of business and consumer banking services, the company also offers mortgage banking, wealth management, and real estate settlement services. Additional information is available on the bank’s website at www.peoplesbanknet.com.

Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Announcement. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” or similar expressions occur in this Press Announcement, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Announcement. Those factors include, but are not limited to: credit risk, changes in market interest rates, competition, economic downturn or recession, and government regulation and supervision. The Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

Larry J. Miller

Vice-Chairman, President, and CEO

Codorus Valley Bancorp, Inc.

717-747-1500

888-846-1970

lmiller@peoplesbanknet.com

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Condensed Consolidated Statements of Income (Unaudited)

(in thousands of dollars, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Interest income	$11,692	$11,263	$23,085	$22,170
Interest expense	2,640	3,127	5,331	6,270
Net interest income	9,052	8,136	17,754	15,900
Provision for loan losses	250	550	500	1,225
Noninterest income	1,906	1,739	3,739	3,496
Noninterest expense	6,952	6,932	14,222	13,970
Income before income taxes	3,756	2,393	6,771	4,201
Provision for income taxes	977	521	1,702	818
Net income	2,779	1,872	5,069	3,383
Preferred stock dividends and discount accretion	71	246	259	491
Net income available to common shareholders	$2,708	$1,626	$4,810	$2,892
Basic earnings per common share	$0.64	$0.39	$1.14	$0.70
Diluted earnings per common share	$0.63	$0.39	$1.13	$0.69

Condensed Consolidated Statements of Financial Condition (Unaudited)

(in thousands of dollars)

	June 30,	December 31,	June 30,
	2012	2011	2011
Cash and short term investments	$56,008	$32,195	$11,528
Investment securities	238,494	237,496	239,645
Loans	708,038	696,384	681,035
Allowance for loan losses	(8,690)	(8,702)	(8,351)
Net loans	699,348	687,682	672,684
Premises and equipment, net	10,658	10,861	10,633
Other assets	40,043	43,898	42,755
Total assets	$1,044,551	$1,012,132	$977,245

Deposits	$878,043	$854,399	$832,203
Borrowed funds	61,468	56,885	54,936
Other liabilities	6,918	7,606	8,570
Shareholders’ equity	98,122	93,242	81,536
Total liabilities and shareholders’ equity	$1,044,551	$1,012,132	$977,245

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Selected Financial Data (Unaudited)

	Quarterly					Year-to-Date
	2012	2012	2011	2011	2011	June 30,
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2012	2011
Earnings and Per Share Data (in thousands, except per share data)
Net income available to common shareholders	$2,708	$2,102	$2,423	$4	$1,626	$4,810	$2,892
Basic earnings per common share	$0.64	$0.50	$0.58	$0.00	$0.39	$1.14	$0.70
Diluted earnings per common share	$0.63	$0.50	$0.58	$0.00	$0.39	$1.13	$0.69
Cash dividends paid per common share	$0.09	$0.09	$0.09	$0.09	$0.09	$0.18	$0.17
Book value per common share	$17.27	$16.68	$16.24	$15.86	$15.60	$17.27	$15.60
Tangible book value per common share	$17.23	$16.64	$16.19	$15.80	$15.53	$17.23	$15.53
Average common shares outstanding	4,221	4,206	4,179	4,167	4,150	4,214	4,144
Average diluted common shares outstanding	4,281	4,231	4,188	4,206	4,208	4,259	4,195

Performance Ratios (%)
Return on average assets (4)	1.07	0.91	1.08	0.26	0.77	0.99	0.70
Return on average equity (4)	11.43	9.61	11.88	3.04	9.31	10.53	8.56
Return on average realized equity (1)(4)	12.23	10.31	12.64	3.24	9.75	11.28	8.90
Net interest margin (2)	3.88	3.85	3.71	3.79	3.76	3.87	3.71
Efficiency ratio (3)	60.88	66.40	62.17	58.13	66.99	63.58	68.53
Net overhead ratio (6)(4)	1.95	2.17	1.92	1.81	2.15	2.06	2.17

Asset Quality Ratios (%)
Net loan charge-offs to average loans (4)	0.25	0.04	0.04	1.93	0.03	0.15	0.15
Allowance for loan losses to total loans (5)	1.23	1.26	1.25	1.26	1.23	1.23	1.23
Nonperforming assets to total loans and foreclosed real estate	3.28	3.90	3.94	3.90	5.11	3.28	5.11

Capital Ratios (%)
Average equity to average assets	9.38	9.42	9.07	8.68	8.32	9.40	8.22
Tier 1 leverage capital ratio	9.87	9.86	9.62	9.63	9.03	9.87	9.03
Tier 1 risk-based capital ratio	13.62	13.34	13.35	13.15	12.18	13.62	12.18
Total risk-based capital ratio	14.79	14.54	14.55	14.35	13.35	14.79	13.35

(1) excludes accumulated other comprehensive income (loss), principally unrealized gains (losses) on investment securities

(2) net interest income (tax-equivalent) as a percentage of average interest earning assets

(3) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)

(4) annualized for the quarterly periods presented

(5) excludes loans held for sale

(6) noninterest expense less noninterest income as a percentage of average assets

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